Exhibit 23.1


                    Bagell, Josephs, Levine & Company, LLC
               200 Haddonfield Berlin Road, Gibbsboro, NJ 08026
                      Tel: 856.346.2828 Fax: 856.346.2882

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use of our report dated March 21, 2005 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern) for the years ended December 31, 2004 and 2003, in this Registration Statement of SpeechSwitch, Inc. on Form SB-2 and Prospectus dated December 19, 2005.



/s/ Bagell, Josephs, Levine & Company, LLC
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Bagell, Josephs, Levine & Company, LLC (formerly Bagell, Josephs & Company, LLC)
Gibbsboro, New Jersey


December 19, 2005